EX-16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:   Aspire International, Inc.
         File No. 000-27773

Dear Sir or Madam:

          We have read Item 4.01 of the Form 8-K of Aspire International, Inc. dated April 9, 2009 and agree with the statements relating only to Schwartz Levitsky Feldman LLP, Independent Registered Public Accountants, contained herein.

Very truly yours,

/s/ Schwartz Levitsky Feldman LLP
Schwartz Levitsky Feldman LLP